MEMBERSHIP PURCHASE AGREEMENT

This MEMBERSHIP PURCHASE AGREEMENT (this “Agreement”) is entered into as of the last signature date below by and between Canbiola, Inc., a Florida corporation (“Canbiola” or “Buyer”), and Pure Health Products, LLC, a New York limited liability company (“Pure Health”) and all of the current members of Pure Health, as listed on the signature page hereto (“Pure Health Members”).

RECITALS

WHEREAS, Canbiola is a publicly traded company, quoted on OTCMarkets.com under the symbol “CANB.”

WHEREAS, the Pure Health Members own 100% of the membership and economic interests in Pure Health (the “Membership Interests”).

WHEREAS, Canbiola has loaned Pure Health a total of $75,000, represented by a secured promissory note (the “Note”) from Seller to Purchaser, in order for Pure Health to purchase certain assets.

WHEREAS, Pure Health granted Buyer the option of acquiring the assets of Pure Health in consideration for cancellation of the Note.

WHEREAS, the parties have agreed to accomplish the foregoing acquisition as a membership acquisition rather than asset acquisition pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE PURCHASE

1.1

The Purchase. At the Closing (as hereinafter defined), the Pure Health Members will sell, transfer, assign and convey to Buyer 100% of the Membership Interests in Pure Health, in exchange for the consideration described below (the “Purchase”).  The Purchase shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

1.2

Purchase Price. As consideration for the Purchase, Buyer shall pay the sum of $83,825.00 (the “Purchase Price”), payable via cancellation of the Note and Pure Health’s obligations thereunder, and 3,096,827  newly-issued common shares in Canbiola (the “CANB Shares”), payable to the Pure Health Members in accordance with the distribution table contained in Exhibit A hereto.

I.3

1.3

Closing. Subject to the provisions of this Agreement, the parties shall hold a closing of the Purchase (the “Closing”) no later than 8:00p.m. EST December 28, 2018 (“Closing Date”), which closing shall occur electronically or at such time and place as agreed by the parties. On or before Closing, (i) the Pure Health Members shall deliver to Canbiola, executed assignments, substantially in the form contained herewith as Exhibit B, representing 100% of the Membership Interests, (ii) the Pure

Initials:

Health and Pure Health Members will deliver to Buyer all items and equipment required to operate the Pure Health, including inventory, all keys for the Pure Health’s property, all books, ledgers and records of the Pure Health, including but not limited to, minute books, financial records and statements, bank statements, account information, tax records and certificates of payments, executed contracts, stock certificates, stock powers and assignments, terminations and resignations of all officers and directors of the Pure Health, payroll and employee records, login credentials and passwords for all software systems associated with the requirements of this section, combinations or access instructions to all safes and other controlled-access devices, vendor lists, customer lists and records, analytical data, and equipment, (iii) Canbiola shall deliver to Pure Health an executed cancellation of the Note, conditioned upon Closing, and (iv) Canbiola will deliver to the Pure Health Members certificates representing the CANB Shares in accordance with Exhibit A.

 ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of Buyer. Buyer represents and warrants to Pure Health as follows, which representations shall be true and correct as of Closing:

(a)

Organization, Standing and Power.  Canbiola is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)

Authority. Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized. No other corporate or shareholder proceedings on the part of Buyer are necessary to authorize the Purchase, or the other transactions contemplated hereby.

(c)

Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “violation”) pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of Canbiola or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Canbiola which violation would have a material adverse effect on Buyer taken as a whole.

2.3

Representations and Warranties of Pure Health and Pure Health Members. Pure Health and each of the Pure Health Members jointly and severally hereby represent and warrant to Buyer as follows, which representations shall be true and correct as of Closing:

(a)

Organization, Standing and Power. Pure Health is a limited liability company duly organized, validly existing and in good standing under the laws of the New York. Pure Health has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted,

Initials:

and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the relevant party taken as a whole.

(b)

Outstanding Interests.  The Membership Interests to be transferred to Canbiola hereby represent 100% of the issued and outstanding equity of Pure Health. Each of the Pure Health Members owns its portion of the Membership Interests free and clear of all liens and has the absolute right to transfer the same. There are no options, warrants, calls, convertible notes, agreements or other rights to purchase or otherwise acquire from Pure Health at any time, or upon the happening of any stated event, any share of the capital interests of Pure Health.

(c)

Authority. Pure Health and each of the Pure Health Members has all requisite power to enter into this Agreement and has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or member proceedings on the part of Pure Health are necessary to authorize the Purchase and the other transactions contemplated hereby.

(d)

Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Articles of Organization or Operating Agreement of Pure Health or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pure Health or the Pure Health Members or their properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a material adverse effect on the business of Pure Health or the Purchase. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Pure Health or the Pure Health Members in connection with the execution and delivery of this Agreement by Pure Health and the Pure Health Members, or the consummation of the transactions contemplated hereby.

(e)

Books and Records. Pure Health has made and will make available for inspection by Buyer upon reasonable request all the books of account, relating to the business of Pure Health. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Buyer by Pure Health are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(f)

Compliance with Laws.  Pure Health is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies applicable to it, its properties or the operation of its businesses (excepting compliance with federal laws relating to cannabis).

(g)

Liabilities and Obligations. Pure Health has no liabilities or outstanding debt currently due or becoming due in the future unless disclosed to Canbiola in Schedule 2.3(g) hereto.

(h)

Litigation.  There is no suit, action or proceeding pending, or threatened against or affecting Pure Health or any Pure Health Member, which is reasonably likely to have a material adverse effect on Pure Health or the Purchase, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Pure Health or the Pure Health Members having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

Initials:

(i)

Taxes. Pure Health has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Pure Health has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. Pure Health and the Pure Health Members know of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(j)

Assets, Licenses, Permits; Intellectual Property. Pure Health owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. All assets of Pure Health with a fair market value of more than $2,500.00 are listed on Schedule 2.3(j) hereto. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent from any third party or governmental agency or have any material adverse effect upon any such authorizations. Pure Health has not transferred, conveyed or sold any asset listed on the financial statements provided to Buyer or otherwise disclosed to Buyer as being owned by Pure Health.

(k)

Investment Representations. The Pure Health Members are acquiring the CANB Shares to be issued by Canbiola hereunder for their own account with the intention of holding such securities for purposes of investment, and the Pure Health Members have no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, the Pure Health Members have had the opportunity to ask questions of and receive answers from representatives of Canbiola concerning all matters that the Pure Health Members consider material.  The Pure Health Members understand that the Canbiola Shares have not been registered under the Securities Act and that such securities cannot be resold in a transaction to which the Securities Act applies unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Pure Health Member is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

(l)

Material Agreements. Pure Health has made available to CANB either an original or a correct and complete copy of each written contract to which Pure Health is currently or in the future will be bound. With respect to each such contract:  (a) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) Pure Health is not in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the contract; or (Z) Pure Health has not received any notice or has any knowledge that any other party is, in default in any respect under any contract; and (c) Pure Health has not repudiated any material provision of the agreement.

(m)

Environmental Matters.  Pure Health is in compliance with all environmental laws applicable to it in all material respects.

(n)

Compliance with Anti-Corruption Laws. Neither Pure Health nor to the knowledge of Pure Health or the Pure Health Members, any director, officer, agent, employee or other person acting on behalf of Pure Health has, in the course of its actions for, or on behalf of, Pure Health (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)

OFAC. Neither Pure Health, nor to the knowledge of Pure Health or the Pure Health Members, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

ARTICLE III

CONDITIONS PRECEDENT

3.1    Conditions to Each Party's Obligation to Effect the Purchase. The respective obligations of Pure Health and Buyer to effect the Purchase shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

3.2    Conditions to Obligations of Buyer. The obligation of Buyer to effect the Purchase is subject to the satisfaction of the following conditions on or before the Closing Date, unless waived by Buyer:

(a)

Representations and Warranties. The representations and warranties of Pure Health and the Pure Health Members set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the Closing as though made on and as of the Closing, except as otherwise contemplated by this Agreement.

(b)

Performance of Obligations of Pure Health. Pure Health shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)

Closing Documents. Buyer shall have received all closing documents as counsel for Buyer shall reasonably request.

(d)

Consents. Pure Health shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Buyer, individually or in the aggregate, have a material adverse effect on Pure Health and/or its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. Pure Health shall also have received the approval of its members in accordance with applicable law.

(e)

Due Diligence. Buyer shall have confirmed to its satisfaction the business, operations, finances, assets and liabilities of Pure Health.

(f)

Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Buyer, made in good faith, would make the consummation of the Purchase imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Pure Health, the consequences of which, in the judgment of Buyer, could be materially adverse to Pure Health.

(g)

Audit. Buyer shall have received audited financial statements for Pure Health.

3.3    Conditions to Obligations of Pure Health. The obligations of Pure Health and the Pure Health Members to effect the Purchase is subject to the satisfaction of the following conditions unless waived by Pure Health:

(a)

Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement jointly and severally shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)

Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)

Closing Documents.  Pure Health  and the Pure Health Members shall have received all closing documents from Buyer as shall be reasonably requested.

ARTICLE IV

ADDITIONAL AGREEMENTS

 4.1

Conduct of Pure Health.  From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Pure Health shall not, unless agreed to by Canbiola in writing:

(a)

engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any security interest upon any of its assets or which will not be discharged in full prior to the Closing;

(b)

sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)

fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing;

(d)          issue any shares of capital stock; permit any material adverse change to occur with respect to Pure Health or its business or assets; or make any material change with respect to its business in accounting or bookkeeping methods, principles or practices.

4.2

Non-Compete.  The Pure Health Members agree not to engage in any business or activity, directly or indirectly, in competition with Buyer in the business of manufacturing or selling products containing CBD, for a period of two (2) years following the Closing in any jurisdiction in which Canbiola does business.

4.3

Engagement of Pasquale Ferro. Buyer will engage Pasquale Ferro as president of the Company pursuant to terms agreed by Mr. Ferro and Buyer.

ARTICLE V

INDEMNIFICATION

5.1

Pure Health and the Pure Health Members shall jointly and severally indemnify and hold Buyer and Buyer’s officers, shareholders, agents and directors (the “Buyer’s Representatives”) harmless for, from and against any and all claims or losses to which they may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Pure Health or the Pure Health Members as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Pure Health prior to the Closing; or (B) the operations of Pure Health prior to the Closing.

5.2

Buyer shall jointly and severally indemnify and hold Pure Health and the Pure Health Members' officers, shareholders, agents and directors (the “Pure Health’s Representatives”) harmless for, from and against any and all claims and losses to which they may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Buyer as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Pure Health after the Closing; or (B) the operations of Pure Health after the Closing.

ARTICLE VI

SURVIVAL AND TERMINATION

The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.  Buyer may terminate this Agreement by writing upon the material breach of Pure Health.  Pure Health may terminate this Agreement by writing upon the material breach of Buyer.  This Agreement may be terminated by the written agreement of all parties.

ARTICLE VII

OTHER MATTERS

7.1    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.  Time is of the essence with respect to all obligations in this Agreement.

7.2    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be signed and delivered by electronic means, including e-mail.

7.3    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.4    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any California state court located in San Diego County, or any federal court in the State of California in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.5    Publicity. Except as otherwise required by law or the rules of the SEC, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.6    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any such assignment shall be null and void. Notwithstanding, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

7.8

Notices.  All notices or other written communications hereunder will be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt of an electronic confirmation thereof, (ii) one business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below or to such other address as may be designated to the other party in writing at the address set forth below.

7.9

Amendment. This Agreement may be amended by mutual agreement of the parties.  Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

7.10    Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

7.11

Recitals. The parties acknowledge and agree that the recitals hereto are true and correct and made a part hereof by reference.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date above set forth.

Canbiola, Inc.

______________________________

Name: Marco Alfonsi

Title: CEO

Date:

Pure Health Products, LLC

______________________________

Name: Pasquale Ferro

Title: CEO

Date:

Pure Health Members

______________________________

Name: Pasquale Ferro

Date:

______________________________

Name: Rosemary Ferro

Date:

Address:_________________________

              _________________________

              _________________________

Address:_________________________

              _________________________

              _________________________

Address:_________________________

              _________________________

              _________________________

Initials:

EXHIBIT A

Pure Health Member Distribution List

Pasquale Ferro   100% owner

EXHIBIT B

Assignment Form

(Attached)

Pure Health Products, LLC

a New York limited liability company

ASSIGNMENT OF INTERESTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pasquale Ferro (“Holder”) hereby transfers, assigns, deposits, sells, and conveys all (100%) of the membership interests, in whatever form held (“Interests”), in Pure Health Products, LLC, a New York limited liability company (the “Company”), to Canbiola, Inc., a Florida corporation (“Assignee”).

Until the actual delivery to the Assignee of a membership certificate represented or issued by the Company, the Assignee shall possess, and shall be entitled to  exercise, all rights and powers of the owners and Holder of record of said Interests, including the right to receive distributions and to vote for every purpose and to consent to or waive any act of the Company of any kind; it being expressly  stipulated that no voting right, or right to give consents or waivers, remains with the Holder hereof by or under this certificate or by or under any implied agreement. This certificate is issued under and pursuant to, and the rights of the Holder hereof are subject to and limited by, the terms and conditions of the Company’s Operating Agreement and Articles of Organization of the Company.  The Assignee, by acceptance of this assignment, hereby agrees to be bound by the Operating Agreement, Articles of Organization, and other governing documents previously ratified and approved by the Company, which a copy of all such documents are held at the principal office of the Company.

This certificate and the right, title and interest in and to the Interests, are transferable on the books of the Company by the Assignee in person or by attorney duly authorized, according to the rules established for that purpose by the Company.

IN WITNESS WHEREOF, the Holder and Assignee execute this certificate to be effective as of the ____ day of __________________, 2019.

HOLDER:

X:
Printed:	Pasquale Ferro

ASSIGNEE:

Canbiola, Inc.

X:

                      Marco Alfoni, CEO